U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2007

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-27419	75-2749166
(Commission File Number)	(I.R.S. Employer Identification No.)

9601 Katy Freeway, Suite 220
Houston, Texas, 77024
(Address of principal executive offices including zip code)

713-465-1001
(Registrant’s telephone number, including area code)

ITEM 7.01 - Regulation FD Disclosure

The following is a transcript of a the verbal presentation with a Power Point given by ARSC CEO Frank Neukomm to the Wall Street Analyst Alternative Energy Forum February 14, 2007.

Good morning. Thank you for the introduction. Just to reiterate, we are a holding company. We're a fully reporting public company. This company became public back in the '90s. It was an OEM manufacturer for telecom process control equipment. It was called Computer Automation Systems.

When the telecom industry turned down back in the late '90s and early 2000s, this company basically had its business dry up. I put together a group of investors that kept the accounting and the filings current, while we looked for new opportunities. At the beginning of 2004, we recapitalized and changed the name of the company to American Security Resources Corporation.

We went into the market looking for businesses that were in homeland security or national defense. We came across a company in the Portland, Oregon area that was created by some technology people at Intel Corporation that had advanced the technology and science of hydrogen fuel cells. We examined it, thought this was a good opportunity, and we thought, “What is more central to the security of the United States than energy security?”. So we purchased this company.

It was called eGO Design at that time, and their intellectual property was protected by the filing of three provisional patents that advanced the science of fuel cells. The hydrogen fuel cell that is protected by those patents has an extended lifetime, lower cost of manufacturing and a much higher efficiency in the use of hydrogen than any existing hydrogen fuel cell.

We made that company our Hydra Fuel Cell Corporation. It is committed to developing clean, quiet, green energy. We think we're doing that fairly well. A year ago, when we bought the company -- it was acquired at the end of October of 2005 -- we created a proof of concept prototype in the first three months that we had the company.

Today we have finished products that are in the process of final testing for submission to the Underwriters Laboratory and the CSA for certification. Then we will go to the market, if not by the end of this month, certainly in March, selling hydrogen powered fuel cells that generate electricity.

Now the items that you see there are standard computer industry cases. What we currently use is off the shelf. So we don't have any problem at all ramping production. It's all available in quantity and very good quality. Because our founding scientists all came out of the computer industry, they tell us specifically where to get these things at low price and ready availability for us.

The product that we have the intellectual property on, you can’t see. It's inside there and those are our advanced stacks. We have taken the technology and advanced it into these designs that you see today. The fuel cell that's on the upper right corner there is a conventional fuel cell.

If you look at it, it has a serpentine channel. That's the channel through which the hydrogen flows to address the membrane. The membrane is where the transaction takes place that converts hydrogen and oxygen into water and releases an electron. And that released electron becomes electrical flow. That is the electricity generated by the fuel cell.

Now, the lower unit the schematic there shows the difference of our design. We use flat plates and those are printed circuit board type plates. We drill literally thousands of holes in the plates and we flood the membrane with hydrogen so that effectively 98% of the membrane that is available for that hydrogen oxygen transaction is actually used.

So you have instant-on, you have a vastly more productive fuel cell in that 98% of the surface is being used, so a very high percentage of the hydrogen is actually turned into the water vapor and electricity, the electric flow.

Now one of the problems with the top design is because the only place that the hydrogen touches the membrane is on that channel that part of the membrane wears out very quickly. It becomes embedded with impurities and gets very hot because there is heat released in the chemical transaction. And so they wear out, they become brittle and they become less efficient the longer you operate them and they become blocked with impurities from the hydrogen stream.

So those fuel cells, while they cost a lot of money, don’t last very long and they are not very efficient. We have solutions for all of those items.

The bullet points down there are basically the items that we have patented in seven additional patent applications that we filed in 2006 that protect the differences in our fuel cells from those in the marketplace.

A little better view of it here, we call it the HydraStax. It is now a registered trademark.
We have plates that we flow hydrogen and oxygen through. We build these in kilowatt stacks. You can stack as many of them as you need.
This is a fixed power application not a mobile application.

The benefits, of course, very readily you can put together anywhere from half a kilowatt to five kilowatts in one of those cases that we showed in the earlier picture, very high electrical efficiency, of course, because of the design. The cost for making a kilowatt of this generating capacity is much, much lower because we have designed these to use the manufacturing efficiencies that are currently used in the computer industry. And you know when they are making a computer that basically all of it is commodity except the memory, we are using the benefits of all that commodity manufacturing, so we have lowered the cost of making a kilowatt of our clean green power electrical generators using hydrogen.

Again, our product is called HydraStax.
The power is one to five kilowatts.
It’s instant on.
It’s normal output is 12 volt 400 amps.
You, as a customer, can specify how you want the power, plus or minus 12 volt direct current, 24 or 48 direct current or 120 volts alternating current, all optional, we just use converters to change that.

The mean time before failure, we have it on here stated that it’s rated for continuous uptime. Our design parameters suggest that these will operate for 40,000 hours that is to be proven with additional testing but that’s what the designs call for.

Again, our scientists are pretty good. They said that the original Stax would generate 250 kilowatts to 350 kilowatts. They are currently operating over 500 kilowatts. So they seem to know what they are doing.
So we think that with a 40,000 hour capability of operation that these will become not only backup power, which is the primary market today, but they will also be utilized as primary power in other words instead of using grid power you would use these fuel cells for your basic power and you would use the grid as a backup, or some other backup.

Now, the main certifications that we are going after, straight away, are the Underwriter’s Laboratory and CSA, FCC certification, the NEB certification and then the common market or the EU certification which is CE. The current design is for the needs of installation in remote locations. Our principle market right out of this chute will be the telecom and back-up power market. There are a lot of remote facilities at which people are not in attendance. So we’ve design these to be accessible from the web, each one of would have a URL basically, a web address and the outputs can be monitored and they can be changed remotely.

Any high-end system would have similar qualities.
The fuel is of course, hydrogen, standard industrial grade hydrogen, which comes from primarily the [synthesis of natural gas. It is 99.95% pure and that 0.05% of impurity is the big problem with fuel cells today, it’s that those impurities clog up the proton exchange membrane, which is where the transaction takes place. It releases the electron. Because of the way we designed our fuel cell where we have 1000s of holes and we flood immediately with hydrogen for instant on, and we also can reverse that flow and back wash the proton exchange membrane to remove the impurities from it.

In the process of reversing the flow, we actually generate hydrogen. You know it works in reverse and that is a bonus that can be used. Ultimately to reverse them and make the basic fuel that you’re going to run through it to make electricity again.
The fuel is expected to flow with continuous feed. There are a number of different methods of creating hydrogen, which we’ll address in a minute.
It operates at very low pressure and is very efficient. -
Thefuel cell market is divided into numerous segments.

The two big segments that we are operating in, where there is a micro cell or a micro fuel cell market that is -- less then half a kilowatt and actually way less then half a kilowatt. That would be for electric devices like phones and computers. We are in the half a kilowatt to 10 kilowatt range. We can certainly put multiple units together and make more than 10 kilowatts.

But the big units today that are 10 kilowatts and above up to megawatt are very high temperature molten carbonate fuel cell systems. We are in the half of a kilowatt to 10 kilowatt range.
Last year -- excuse me -- in 2005 which is the last year we have statistics. Over 10,500 fuel cells were sold in that range that we've targeted.

The "Sweet spot" that we're going at, are markets that already understand the value of hydrogen fuel cells and bought 10,000 plus of them. And our number one markets are and we have rated down here, as Telco is number one and then Back-up for Data-Centers and then -- educational facilities and military uses.
There are a number of interested parties in the military establishment for these portable, highly efficient light weight fuel cells.

But there's a much longer sales cycle to that group. And so we're going right at the market that's already buying fuel cells with more efficient, less expensive fuel cells. Now the prices are in there, I'll tell you what the cost of an installed kilowatt of generating capacity is. And that ranges from and these are list prices that we've got from other fuel cell manufacturers. It ranges from $3,000 per kilowatt to over $20,000 per kilowatt of installed capacity.

Well today we have the ability to manufacture a kilowatt of generating capacity for about $600 but we won’t sell it for anywhere near that. We will come in under that $3000, 15% 20% maybe under that $3000 to sell a kilowatt of installed power. And we'll go right at these markets that are in the lighter block there on the bottom.

This is a schematic that, is a compellation of Department of Energy and the fuel cell industry association, that shows where the growth in installed fuel cell capacity will be. And again we're going at the back-up power for telecom and data-centers first, educational campuses and small enterprises second.

We expect that by the end of 2008 we will have the certifications and the testing results to prove that it has the lifetime sufficient to be used as a primary power system for a residence or small business. And we expect to sell into that market.

The economics of course are driven by the cost of hydrogen, but more importantly we’ll be using it as a primary power instead of as the power that has been run through a boiler somewhere and distributed over the grid where you’re basically getting about 30% of that primary power if you’re buying it from the grid. So we think it would be competitive with today’s cost of hydrogen that by the end of 2008 with the high efficiency of our system it could be installed as a backup power system or as a primary power system at residences.

You know the significance of that when an electric utility announces that they’re going to build a new multi megawatt power plant that is put in terms of, “it’s enough power for 25,000 homes. Or it’s enough power for 40,000 homes.” Well, if we install 25,000 fuel cells at 25,000 homes, we’ve eliminated the need for that multibillion dollar power plant. So if we go to Con Ed or Key Span or whomever it is. In whatever part of the country it is and say look, here are fuel cells, you go to builders and developers in your area and you put in 25,000 fuel cells, you don’t have to build this multi billion dollar complex anymore.

You put them in, they run all day, provide all the power that the house needs, and you take the rest of it back into the grid and you distribute it around. Well, there they may have a compelling argument. It’s also a compelling argument to the guy that owns the house who buys it for himself and generates all the power he needs, all he spends is to buy the hydrogen, and then he’s selling the difference back into the grid and he gets a check at the end of the month from the utility instead of a bill.

We think there is a great future in the residential market and we’re headed right at that. Today the source of the fuel which is hydrogen is primarily from natural gas. We’d like to get out of the hydrocarbon stream, so that we really are clean and green. But clearly, we want to sell fuel cells, so we’ll take the hydrogen from the natural gas and we’ll use it for electric generation.

We can crack it from methanol, ethanol, biomass and ammonia. And this is extremely important, because our Chief Technology Officer [Bean Shafer] is a nuclear physicist. He spends a lot of time in research, searching for technologies that will advance what we’re doing. And he has discovered a method for making hydrogen from ammonia that is the equivalent of what Spindletop represented for turning oil into the major low cost energy fuel that fueled the industrial development of the United States.

We had been producing oil for 50 years when Spindletop in Texas blew in. When it blew in, it lowered the price of oil and created a sufficient supply of it so as to fuel the industrial development of the western world. That is what we think we have discovered in university research on hydrogen production and have now up-scaled to prove that the technology is up-scalable and the economic research indicates that our hydrogen formulator could actually bring the cost of hydrogen down to a range where it will actually enable the hydrogen economy.

Now the first step, of course, we'll use it for our fuel cells, but the second step will be moving up to major industrial production levels and to start producing hydrogen that will be sold to everybody that needs hydrogen from other cell manufacturers, fuel cell users, to automobile industry and everybody else that needs and wants hydrogen to free themselves from hydrocarbons.

The hydrogen formulator works by basically putting a patented catalyst on the anode and cracking ammonia into nitrogen gas and hydrogen gas. It does it at basically standard temperature and pressure. And it does it with a very low external electrical energy input.

Now that's the formula right down there, and it makes us all regret that we didn't pay more attention in high school chemistry, but that is basically the formula we have operated, we discovered this in the university's research and we designed an experiment and have a university performing experiments to upscale it from milliwatt to 1 to 5 watts.

And we're now going to take it on up from there.
Now the Department of Energy has set a target of $2 per kilogram as a commercial price for hydrogen to be competitive with other boiler fuels from other fuel sources that will make the hydrogen economy economically competitive with other energy sources and other forms of generating electricity today.

Using the best commercial electrolyzer, and that's what we're doing is, we're electrolyzing ammonia. Using the best commercial electrolyzer and using the best commercial electrical rate, which is basically the hydro power rate, that's $0.07 per kilowatt for the electricity.

The amount of electricity that it takes today, to hydrolyze hydrogen is over $3.70 per kilogram of hydrogen. We're using the ammonia electrolysis method that we discovered and that we're upgrading, I say we discovered, we discovered in the research in the university, discovered by the university and it uses about $0.30 of electricity, so less than a tenth of the inputted energy cost to crack the hydrogen out.

Well, this gives you the schematic of the cost of hydrogen and compares it to a gallon of gasoline equivalent, so that we have an apple-to-apple comparison of what this means. In 2004 and 2005, the cost of the hydrogen was approximately $10 per kilogram. And you know the price of gasoline was going up quite a bit during that period of time.

In 2006, there have been some advances in the technology and it's brought the price down to $7 to $8 per kilogram using the traditional methods of hydrolyzing, or of making hydrogen in the refining industry, they use high pressure and high temperature steam and high pressure to crack hydrogen. But steam cracking is still around $7 to $8 per kilogram of hydrogen.

Using our method, in 2007, it drops it to $0.89 per kilogram. Now that's the cost of the ammonia and the electricity. It doesn't have any infrastructure cost in there. So we still believe it can be delivered for way under the $2 that the Department of Energy has as the tipping point for hydrogen to become universally usable and competitive with other types of energy sources in the United States. And it will, for that matter.

Now our view, of course, is that we, first and foremost, will use this as a hydrogen generator for our fuel cells. When a customer orders a fuel cell from us they'll get a complete system. They'll have the source of the hydrogen, they'll have the fuel cell, and they'll have the -- all the transfer capabilities to put it into whatever application they're using, whether it's a electrical -- whether it's a telecom facility at a remote location or whether it's in a data center or hospital or at a house, it will be a complete system.

Second item is that we design our systems based on what the customer says his needs are. We don't say, look get 1 kilowatt, 2 kilowatts or 5 kilowatts. You're going to have to buy one of these and make it work for you. They say we have a 1.5 kilowatt application or we have a 7.5 kilowatt application, we stack units together and give them exactly what they are looking for.

First application of the electrolyzer, of course, will be for our fuel cells, the second one would be to scale it up to industrial production levels. We are working with the university. We have designed the experiments. We were paying for the experiments to upscale all of this and they will participate in the revenue to be generated from that.

Now this is a schematic to show you where we're going with the fuel cells only -- there are two errors on this. First of all take the Qs on the top and advance them back this way because Q1 is this first column, and where we have the Q4, that's actually the full year. And then in Q3, which is now our Q4, that number is not 500,000, it's 300,000 on the materials and equipment. We will be probably selling fuel cells by the end of this quarter. We won't receive the revenue for them until the second quarter.

We expect -- these prices are based on a $2,000 per kilowatt of installed capacity selling price. So essentially you're looking at in Q2. For those who came in late, the Q just needs to come back this way. The final column is the yearend and the first column is Q1, showing zero dollars in sales. Actually, not receiving any revenue in Q1 but we'll be selling fuel cells by the end of this quarter.

This is so because that pricing remains the same across there,$2,000 per kilowatt of installed base capacity.
Basically, reaching breakeven by the fourth quarter.

All the funding of the short fall is through two methods.

We have in place already a funding mechanism that will generate $600,000 or $700,000 over the next six months. Our run-rate as you can see is about a $150,000 a month, plus the cost of the materials. And then we a have private placement memorandum on the street right now, that are 10 million units at a nickel. Our stock was at .072 yesterday.

So they’re selling for a little bit less than what the market is. Of course these are 144 shares. There's a half a warrent at a dime and a half a warrent at $0.20 cents. And to the extent that you’re interested in that, we have a private placement memorandum here.

Here are some milestones to expect from us this year. We will have a certification of the HydraStax units. So that they will be available for sale at any place it requires certification. We expect certification, we've already started the process on that.

We have all the equipment that the testing organizations use in our shop, with which we are emulating the testing regimen. We are running a variety of tests, on the cells using that equipment, when we are confident that the outputs are consistent, we will have the certifying agencies come in and run it so that we’re prepared so that it works through the certification process the first time.

Again, we'll begin selling the units this year. We expect to have a small commercial application of the formulator sometime this year. Now the development path with the University and we are working with the University on -- has a two year development process to take it to full commercial level. We expect we will be taking some steps to that and turning them into small formulators to provide with our fuel cell sometime this year.

We also have a letter of intent to acquire a wind turbine company that has patented wind turbine technology. We are negotiating the exchange agreement with them now. We're basically exchanging our shares for their shares and we're working out a funding arrangement to take them to the market. They have a patented design that spins on a vertical axis horizontal to the ground. The prototype operated in a hurricane force wind on the Texas coast which we have so much of that environment for them to test in.

In the standard wind turbine environment which is a propeller type environment. They have to shut down when the wind speed gets 35 or 40 miles an hour I believe. And so they don't operate very long or very efficiently and to get a megawatt of installed base of that type of wind turbine requires basically the installation of three megawatts of generating capacity because of the amount of time that they don't operate.

We believe that these will operate from about five meters per second of wind speed up to as we know they will operate at 105 miles per hour now. The more torque you put on, the more horsepower you generate and the more power that they’ll generate. Our idea is, that we'll install these wind turbines in wind farms that we will own or that we will jointly own and operate.

During the peak time, we will send power from wind straight into the grid at peak prices and during off-peak, we will use the electricity generated by the wind turbines to hydrolyze hydrogen. And then we will store that hydrogen until peak and run it through our fuel cells and run that into the grid during peak times. So you basically can increase the return by several orders of magnitude by going from $0.02 or $0.03 per kilowatt to $0.16 per kilowatt by taking it from off peak to peak just by storing the energy as hydrogen.

So those are the number of the business items that we will see from this year. We intend to file an SB-2 sometime after we close out the private placement memorandum to register both the shares under the PPM and the shares under the warrants, so that the people that exercise them will get free trading shares this year. We'll have free trading shares into which they would convert the warrants.

We do have -- in capital structure, we've got about 115 million shares outstanding. We have 200 million authorized. We have additional sets of warrants that are $0.10 a part from $0.30 to $0.90. We can call those warrants any time the stock trades at 200% of the strike price. We have told the people that we won’t call them until the underlying shares are registered.…

Unidentified Audience Member

How many warrants do you have?

Frank Neukomm

That is 17,500,000 worth -- fully diluted. So it’s 2,500,000 at each level, I think, how it works out. Any way, we have the structure in place to fund what we're doing, we're just about to come to market.

With the fuel cell we have some very exciting developments ahead of us and the development of the formulator. The acquisition of the Wind Turbine Company will further extend our clean energy footprint. And there is a lot of synergy between our various technologies. And the one item that is most important to all public companies. We expect that we will generate profits this year. And we know that, that really makes it hard to value the Company at that point.

We are now open for questions.

Question-and-Answer-Session

Frank Neukomm

Yes sir.

Unidentified Audience Member

Which University is it and do you give them a royalty or some kind of on going payment?

Frank Neukomm

The University has not allowed us to announce their name. We'll be very happy to do that when they tell us, we can do that. There are two reasons for that. The main one is that they have some military connections and they don't want to attract attention.

The second item is yes, we have agreed to an out line -- we have agreed to a formula that pays them a guarantee to a minimum royalty. And pays them a percentage and the percentage is less then 5% of the fees or profits that we generate commercializing the technology.

Unidentified Audience Member

Of the profits?

Frank Neukomm

No, of the gross, give back the profit. The gross that we generate from the sales using the technology.

Unidentified Audience Member

And as they - I assume they are still working in the engineering department on these kinds of problems, have they come up with better ways of doing things or next generation or whatever present it will that belong to you?

Frank Neukomm

What we have, they own the patents and the structure that we've set up is that we have the exclusive right, to use the patents and to the extent that we develop items ourselves advancing that patent available or that are strictly developed by the University jointly with us. We have again the exclusivity of those developments. Now….

Unidentified Audience Member

No extra insurance?

Frank Neukomm

It's all covered by the royalty.

Unidentified Audience Member

Okay.

Frank Neukomm

Now more importantly is that we're involved in designing the experiments. So we're designing and improving with the market, you know, with the market imperative as we know where we want to handle this technology and designing experiments and the commercialization efforts that they are performing. It works extremely well for them, because we by saving staff it funds graduate level programs for them.

Unidentified Audience Member

Sure

Frank Neukomm

And you know it's a win-win deal. We don't have to put people on our staff we just fund.

Unidentified Audience Member

What is the amount of the minimum royalty you can guarantee?

Frank Neukomm

5% or less. The minimum is $25,000 a year -- $25,000 a year -- excuse me minimum. The guarantee is $25,000 a year. We think that will - I mean that would be quite big in it self. But the 25 will be the minimum.

Unidentified Audience Member

Thank you.

Frank Neukomm

Any other question. All right. Well thank you very much. And we've enjoyed being here. If you have any questions we're available on the internet. And everything that we have is on file with EDGAR. You can look it all up and then call us and drill us on it.

Rachael

Thank you.

Frank Neukomm

Thank you.

<END OF TRANSMISSION>
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION

DATE: February 14, 2007